EXHIBIT 21.1

Name of Subsidiary	Jurisdiction of Formation
AES-EOT Equipment Holdings, LLC	Louisiana
Alliance Energy Services, LLC	Louisiana
Alliance Group of Louisiana L.L.C.	Louisiana
Alliance Industry Holdings, LLC	Louisiana
Alliance LB Dallas Holdings, LLC	Louisiana
Alliance LB Miami Holdings, LLC	Louisiana
Alliance Liftboats, LLC	Louisiana
Alliance Maritime Holdings, LLC	Louisiana
Alliance Offshore, LLC	Louisiana
Alliance Special Ventures Holdings, LLC	Louisiana
Alliance-Triton GOM Holdings, LLC	Delaware
Alliance Vessel Leasing, LLC	Louisiana
Cal Dive I-Title XI, Inc.	Texas
Deepwater Abandonment Alternatives, Inc.	Texas
Dickson Road Investments, LLC	Louisiana
Energy Resource Technology (U.K.) Limited	Scotland
ERT Camelot Limited	Scotland
Explorer DSV Holdings, LLC	Louisiana
Heavy Lift Holdings, LLC	Louisiana
Hedron Holdings, LLC	Louisiana
Helix Alliance Decom, LLC	Delaware
Helix do Brasil Serviços de Petróleo Ltda.	Brazil
Helix Energy Solutions (U.K.) Limited	Scotland
Helix International Group Holdings (U.K.) Limited	Scotland
Helix Offshore Crewing Services Limited	Scotland
Helix Offshore Crewing Services PTE. Ltd.	Singapore
Helix Offshore Energy Services (Australia) Pty Ltd.	Australia
Helix Offshore Holdings Ltd.	Delaware
Helix Offshore International Holdings S.à r.l.	Grand Duchy of Luxembourg
Helix Offshore International, Inc.	Texas
Helix Offshore Ltd.	Cayman Islands
Helix Offshore Services A.S.	Norway
Helix Offshore Services Limited	Scotland
Helix Oil & Gas (U.K.) Limited	Scotland
Helix Property Corp.	Texas
Helix Q5000 Holdings LLC	Delaware
Helix Robotics Solutions, Inc.	Texas
Helix Robotics Solutions International Corp.	Texas
Helix Robotics Solutions Limited	Scotland
Helix Subsea Construction, Inc.	Delaware
Helix Well Ops Inc.	Texas
Helix Well Ops (U.K.) Limited	Scotland
Independence Hub, LLC (20% owned)	Delaware
Kommandor LLC	Delaware
Offshore Well Services, S. de R.L. de C.V.	Mexico
Patriot DSV Holdings, LLC	Louisiana
Subsea Technologies Group Limited	Scotland
Triton Diving Services, LLC	Louisiana
Whitney Clare Holdings, LLC	Louisiana
Whitney Liftboats, LLC	Louisiana
Whitney Maritime Holdings, LLC	Louisiana